Exhibit 99.1

Rightscorp Joins American Association of Independent Music (A2IM)

Company Plans to Expand Reach to Independent Music, Industry’s Fastest Growing Segment

Santa Monica, Calif. - April 21, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), announced today that it has joined as a member of the American Association of Independent Music (A2IM), an organization of independent music labels that promotes business opportunity, provides advocacy and representation for the independent label community.

The independent music market has gone vastly unrepresented in mainstream until recent years. In an article by the New York Post, independent music labels grew in market share from 25.8% in 2007 to 34.5% by June 30, 2013, making it #1 in the music industry. The popularity of indie artists has grown with exposure from Pandora and other streaming services as well as YouTube. In 2013, Macklemore & Ryan Lewis’s “Thrift Shop” hit No.1 and was the first song since 1994 to do so without being signed to a major label.

“It is great that indie labels are getting more recognition and they’ve attained #1 status in the music industry, beating out the major labels,” said Christopher Sabec, CEO of Rightscorp. “A2IM cited that independent music reigned at the 56th Annual GRAMMY Awards, taking home 50% of the evening’s honors. There is a lot to be excited about for indie labels but just like major labels, artists need protection from copyright infringers. We joined A2IM with the intention of informing and educating indie labels on our solution to prevent lost revenues from copyright infringers. We have proven that our monetization services work and in assessing the music market, it will be a strategic decision to extend our services to indie labels.”

A2IM is a not-for-profit organization of independent music labels that promotes business opportunity, provides advocacy and representation, as well as networking opportunities for the independent label community. A2IM has over 450 members, and its efforts are meant to strengthen the entire independent label sector.

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorp.com/

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Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag

Managing Partner

IRTH Communications

rightscorp@irthcommunications.com

1-866-976-4784

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